UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2012

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 9, 2012, ValueVision Media, Inc. (the “Company”), as lead borrower, and certain of its subsidiaries as borrowers, entered into a revolving credit and security agreement (the “Credit Agreement”) with PNC Bank, N.A. (“PNC”), a member of The PNC Financial Services Group, Inc. (NYSE: PNC), as lender and agent.  The credit facility has a three-year term and provides for up to a $40 million revolving line of credit.  Subject to certain conditions, the Credit Agreement also provides for the issuance of letters of credit in an aggregate amount up to $6,000,000 which, upon issuance, would be deemed advances under the credit facility.  Proceeds of borrowings shall be used to fund the retirement of the Company's existing 11%, $25 million term loan with Crystal Financial LLC, to pay a $12.4 million deferred payment obligation to a TV distribution provider during the first quarter of the Company’s current fiscal year, to pay transaction fees and expenses and to provide for working capital and general corporate purposes.  The Company's obligations under the Credit Agreement are secured primarily by its and its subsidiaries' accounts receivable, equipment, inventory, and certain real estate as well as other assets as described in the Credit and Agreement.  The Company has also pledged the stock of certain of its subsidiaries to secure such obligations.

Subject to certain conditions, ValueVision may select that borrowings under the credit facility bear interest at either (i) a fixed rate based on the Eurodollar rate for interest periods of one, two, three or six months, or (ii) a daily floating alternate base rate; plus certain margins. The Eurodollar rate is based on the average London interbank offered rate quoted on Bloomberg Page BBAM1 for one, two, three or six month interest periods, as applicable.  The daily floating alternate base rate is based on the highest of (i) PNC’s commercial lending rate, (ii) the federal funds open rate plus a margin, and (iii) the London interbank offered rate for a one month period published each business day in the Wall Street Journal plus a margin.  Subject to certain conditions, from time to time ValueVision may elect to convert outstanding alternate base rate loans to Eurodollar rate loans and vice-versa. Borrowings are subject to a borrowing base based on eligible accounts receivable and eligible inventory.  Borrowings are also subject to mandatory prepayment in certain circumstances, including, but not limited to, if the outstanding borrowings are more than the borrowing base and receipt of certain proceeds from dispositions of collateral.  Proceeds of collateral, including account receivable collections, are paid directly to a lockbox account.  Upon agent giving notice to lockbox bank that (i) the undrawn availability of the revolving loan is less than $12,000,000, or (ii) a default or event of default has occurred and is continuing, funds on deposit in the lockbox account shall be applied to pay down the outstanding obligations.  Interest on the loan is payable in arrears on the first business day of each month.  The outstanding principal amount of the loan is due and payable at the end of the three year loan term.

The Credit Agreement contains customary representations and warranties and financial and other covenants and conditions, including, among other things, minimum EBITDA, minimum fixed charge coverage ratio, minimum undrawn availability, and annual capital expenditure limits.  In addition, the Credit Agreement places restrictions on the Company's ability to incur additional indebtedness or prepay existing indebtedness, to create liens or other encumbrances, to sell or otherwise dispose of assets, to merge or consolidate with other entities, and to make certain restricted payments, including payments of dividends to common and preferred shareholders.  The Company also pays a monthly fee at a rate equal to 0.375% per annum of the average daily unused amount of the credit facility for the previous month.

The full terms and conditions of this financing are set forth in the Credit Agreement.  A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

On February 10, 2012, in connection with the execution of the Credit Agreement described above under Item 1.01, the Company terminated its Credit Agreement dated November 17, 2010 with Crystal Financial LLC, as agent and as lender, and certain other lenders from time to time party thereto.

Item 2.02  Results of Operations and Financial Condition.

On February 10, 2012, the Company issued a press release (the “Press Release”) disclosing, among other things, its anticipated sales results for its fourth fiscal quarter and full year ended January 28, 2012.  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Form 8-K is herein incorporated by reference.

Item 8.01  Other Events

On February 10, 2012, the Company issued the Press Release announcing the Credit Agreement, an amendment of the Company’s largest TV distribution agreement and renewal of two other TV distribution agreements, and its anticipated sales results for its fiscal 2011 fourth quarter and full year ended January 28, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Revolving Credit and Security Agreement, dated February 9, 2012 among ValueVision Media, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as lender and agent.

99.1	Press Release dated February 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 10, 2012	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description
10.1
Revolving Credit and Security Agreement, dated February 9, 2012, among ValueVision Media, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as lender and agent.

99.1	Press Release dated February 10, 2012